Exhibit 99.1

Treasure Global Receives Nasdaq Notice on Late Filing of Its Form 10-Q

—

New York & Kuala Lumpur, November 29, 2022 – Treasure Global Inc (Nasdaq: TGL) (“TGI,” or the “Company”), an innovative e-commerce platform providing seamless payment solutions and rewards programs, today announced that it received notice from The Nasdaq Stock Market LLC (“Nasdaq”) on November 23, 2022, notifying the Company that it is not in compliance with the periodic filing requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) because the Company’s Form 10-Q for the period ended September 30, 2022 (the “Subsequent Delinquent Filing”), was not timely filed with the Securities and Exchange Commission (“SEC”).

As a result of a previous delinquency notice received with respect to the Company’s not yet filed 10-K for the fiscal year ended June 30, 2022 (the “Initial Delinquent Filing”), Nasdaq provided the Company until December 19, 2022, to submit a plan to regain compliance or file both the Initial Delinquent Filing and the Subsequent Delinquent Filing. If Nasdaq accepts the Company's plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date of the Initial Delinquent Filing, or March 27, 2023, to file the Initial Delinquent Filing and the Subsequent Delinquent Filing to regain compliance. Nasdaq’s notification letters have no immediate effect on the listing or trading of the Company’s shares.

The Company previously announced on October 12, 2022, a delay in the filing of the Initial Delinquent Filing primarily due to completion of the audit process. Management and the audit committee continue to work diligently towards the completion and filing with the SEC of the Initial Delinquent Filing and the Subsequent Delinquent Filing prior to December 19, 2022, which would automatically regain the Company’s compliance with Nasdaq Rule 5250(C)(1).

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About Treasure Global Inc

TGI is an innovative Malaysian e-commerce platform providing seamless payment solutions for consumers and merchants with instant rebates and affiliate cashback programs. On a mission to bring together the worlds of online e-commerce and offline physical retailers, TGI is developing a portfolio of leading digital platforms for use throughout Southeast Asia and Japan. In June 2020, TGI launched its proprietary product, the ZCITY App, a unique digital ecosystem that transforms and simplifies the e-payment experience for consumers, while simultaneously allowing them to earn rewards. In the ZCITY ecosystem, users can utilize Tazte, a revenue generating digital F&B management system providing merchants with a one-stop touchless management and automated solution to digitalize their businesses. As of October 31, 2022, ZCITY had over 2,200,000 registered users.

For more information, please visit https://treasureglobal.co/.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as "may," "will," "expect," "intend," "anticipate," believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the Company's offering filed with the SEC. Copies of these documents are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For further information, please contact:

U.S. Investor Contact

Allison Soss

KCSA Strategic Communications

ir_us@treasuregroup.co

Malaysian Investor Contacts

ir_my@treasuregroup.co

Media Contact

Sue Chuah, Chief Marketing Officer

Treasure Global Inc

mediacontact@treasuregroup.co